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                                                                    Exhibit 4.11


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                               NGC CORPORATION,

                              DESTEC ENERGY, INC.


                                      AND


                      THE FIRST NATIONAL BANK OF CHICAGO

                                    TRUSTEE


                                _______________


                         SECOND SUPPLEMENTAL INDENTURE

                           Dated as of June 30, 1997


                               ________________



                   Supplementing and Amending the Indenture
                                  dated as of
                              September 26, 1996

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     THIS SECOND SUPPLEMENTAL INDENTURE, dated as of June 30, 1997, is among NGC
Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, Destec Energy, Inc., a Delaware corporation ("Destec"), and The First National Bank of Chicago, a national banking association, as Trustee (herein called the "Trustee"). Any capitalized term used in this Second Supplemental Indenture and not defined herein shall have the meaning specified in the Indenture (as defined below).

                            RECITALS OF THE COMPANY

     The Company and each of the Initial Subsidiary Guarantors heretofore have made, executed and delivered to the Trustee an Indenture dated as of September 26, 1996 (the "Original Indenture") to provide for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities"), to be issued in one or more series as provided in the Original Indenture.

     The Company's obligations under the Indenture and the Securities are guaranteed by the Subsidiary Guarantors.

     The Company has duly authorized and issued a series of $175,000,000 of its 7 5/8% Senior Debentures due October 15, 2026 as Securities pursuant to the Original Indenture.

     Pursuant to a First Supplemental Indenture dated as of April 23, 1997 (the "First Supplemental Indenture"), the Original Indenture was amended to clarify an ambiguity in Section 1506 of the Original Indenture addressing the release of a Subsidiary Guarantee and to memorialize the name change of NGC UK Limited to NGC Great Britain, Ltd.

     Destec will become a guarantor of certain Funded Indebtedness of the Company.

     Section 1505 of the Original Indenture generally provides that if a Subsidiary of the Company guarantees or becomes primarily obligated with respect to any Funded Indebtedness of the Company other than the Securities at any time subsequent to the Issue Date, then the Company shall cause the Securities to be equally and ratably guaranteed by such Subsidiary and cause such Subsidiary to execute and deliver a supplemental indenture evidencing its provision of a Subsidiary Guarantee in accordance with the terms of the Original Indenture.

     It is deemed necessary and desirable to supplement and amend the Original Indenture to add Destec as a Subsidiary Guarantor as provided in Section 1505 of the Original Indenture (the Original Indenture, as so supplemented and amended by the First Supplemental Indenture and this Second Supplemental Indenture, being sometimes referred to herein as the "Indenture").

     The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that this Second Supplemental Indenture has been duly authorized and executed by Destec and constitutes the legal, valid, binding and enforceable obligation of Destec subject to certain exceptions regarding enforceability.


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     All things necessary to make this Second Supplemental Indenture and the
Original Indenture a valid agreement of the Company and each of the Subsidiary Guarantors, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities (together with the related Subsidiary Guarantees) by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof (together with the related Subsidiary Guarantees), as follows:

                                  ARTICLE ONE

                        ADDITIONAL SUBSIDIARY GUARANTOR

     SECTION 1.1. ADDITION OF DESTEC AS A SUBSIDIARY GUARANTOR. Destec by execution of this Second Supplemental Indenture hereby agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor and agrees to be subject to the provisions (including the representations and warranties) of the Indenture applicable to Subsidiary Guarantors.


                                  ARTICLE TWO

                         ADDITIONAL REPRESENTATIONS AND
                      COVENANTS OF THE COMPANY AND DESTEC

     SECTION 2.1 AUTHORITY OF THE COMPANY. The Company represents and warrants that it is duly authorized by a resolution of its Board of Directors to execute and deliver this Second Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this Second Supplemental Indenture has been duly and effectively taken.

     SECTION 2.2 AUTHORITY OF DESTEC. Destec represents and warrants that it is duly authorized by a resolution of its Board of Directors to execute and deliver this Second Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this Second Supplemental Indenture has been duly and effectively taken.

     SECTION 2.3 RECITALS AND STATEMENTS. The Company warrants that the recitals of fact and statements contained in this Second Supplemental Indenture are true and correct, and that the recitals of fact and statements contained in all certificates and other documents furnished hereunder will be true and correct.

                                 ARTICLE THREE

                             CONCERNING THE TRUSTEE

     SECTION 3.1 ACCEPTANCE OF TRUSTS. The Trustee accepts the trust hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, to all of which

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the Company, the Subsidiary Guarantors and the respective Holders of Securities at any time hereafter outstanding agree by their acceptance thereof.

     SECTION 3.2 RESPONSIBILITY OF TRUSTEE FOR RECITALS, ETC. The recitals and statements contained in this Second Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver this Second Supplemental Indenture.

                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

     SECTION 4.1 RELATION TO THE INDENTURE. The provisions of this Second Supplemental Indenture shall be deemed to be effective immediately upon the execution and delivery hereof. This Second Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provision thereof, as supplemented and amended by the First Supplemental Indenture and this Second Supplemental Indenture. The Original Indenture as so supplemented shall be read, taken and construed together as one instrument.

     SECTION 4.2 COUNTERPARTS OF SECOND SUPPLEMENTAL INDENTURE. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 4.3 GOVERNING LAW. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.


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     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental
Indenture to be effective, all as of the day and year first above written.

                              COMPANY

                              NGC CORPORATION


                              By:____________________________________
                                    Name:
                                    Title:



                              SUBSIDIARY GUARANTOR

                              DESTEC ENERGY, INC.



                              By:____________________________________
                                    Name:
                                    Title:



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                              TRUSTEE

                              THE FIRST NATIONAL BANK OF CHICAGO


                              By:____________________________________
                                     Name:
                                     Title:


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